EXHIBIT 99.1

              GLENOIT CORPORATION DEFERS CONFIRMATION OF ITS FIRST
             AMENDED PREPACKAGED PLAN OF REORGANIZATION; NEW STATUS
                    CONFERENCE FOR CONFIRMATION IS SCHEDULED

         New York, NY, October 26, 2000---Glenoit Corporation, its U.S. subsidiaries and its parent Glenoit Universal (collectively, "Glenoit") have deferred the consideration of their joint prepackaged plan of reorganization, originally scheduled for October 3, 2000 and later continued to October 19, 2000. This deferral will allow Glenoit time to attempt to resolve all remaining issues relative to their joint prepackaged plan. There will be a status conference in the United States Bankruptcy Court for the District of Delaware, located in Wilmington, Delaware, on November 2, 2000, to discuss Glenoit's progress in resolving such issues as well as the revised timetable for consideration of Glenoit's prepackaged plan of reorganization.

         Headquartered in New York City, Glenoit Corporation is a domestic manufacturer of small rugs, knit pile fabrics and an importer and manufacturer of home furnishing products such as quilts, comforters, shams, shower curtains, table linens and pillows with operations in North Carolina, Ohio, California, Florida and Canada.